UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report – February 29, 2008

(Date of earliest event reported)

QUESTAR MARKET RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF UTAH	0-30321	87-0287750
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45601, Salt Lake City, Utah 84145-0601
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-2600

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

On February 29, 2008, Questar Exploration and Production Company, a subsidiary of the Registrant, closed its previously announced transaction and acquired certain natural gas development properties in northwest Louisiana from Will-Drill Resources, Inc. and other sellers who are unaffiliated with the Registrant for an aggregate purchase price of $601 million, subject to customary post-closing adjustments. The transaction has an effective date of January 1, 2008 and was funded with short-term debt. A copy of the Purchase and Sale Agreement for the transaction is attached as Exhibit 10.1 to this Current Report.

Item 8.01

Other Events.

On March 3, 2008, Questar Corporation issued a press release reporting that Questar Exploration and Production Company, a subsidiary of the Registrant, had closed the previously announced purchase of two significant natural gas development properties in northwest Louisiana for an aggregate purchase price of $659 million, subject to customary post-closing adjustments. The Registrant funded the acquisitions with short-term debt. The acquisition described in Item 2.01 above is among those referenced in the press release. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated into this Item 8.01 by reference.

Item 9.01

Financial Statements and Exhibits.

Exhibits.

Exhibit No.

Exhibit

     10.1

Purchase and Sale Agreement dated January 25, 2008, by and among Will-Drill Resources, Inc. and other sellers party thereto and Questar Exploration and Production Company.

     99.1

Press Release dated March 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR MARKET RESOURCES, INC.

   (Registrant)

March 4, 2008

/s/C. B. Stanley

C. B. Stanley

President and Chief Executive Officer

List of Exhibits:

Exhibit No.

Exhibit

     10.1

Purchase and Sale Agreement dated January 25, 2008, by and among Will-Drill Resources, Inc. and other sellers party thereto and Questar Exploration and Production Company.

    99.1

Press Release dated March 3, 2008.

2